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                                                                     EXHIBIT 5.1

December 17, 2003

Bone Care International, Inc.
1600 Aspen Commons
Middleton, WI  53547

         Re:      Registration Statement on Form S-8 of Bone Care International,
                  Inc.

Ladies and Gentlemen:

         We have acted as special counsel for Bone Care International, Inc., a Wisconsin corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of up to 1,750,000 shares of the Company's common stock, no par value (the "Common Stock"), together with associated rights to purchase shares of Series A Junior Participating Preferred Stock, par value $.001 per share (together with the Common Stock, the "Shares"), issuable by the Company pursuant to the grant of certain restricted stock, unrestricted stock, performance shares and other awards or upon the exercise of certain stock options (collectively, the "Plan Awards") pursuant to the Bone Care International, Inc. 1996 Stock Option Plan, the Bone Care International, Inc. 2002 Stock Incentive Plan and the Bone Care International, Inc. 2003 Stock Incentive Plan (collectively, the "Plans").

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:
(i) the Registration Statement, as filed with the Securities and Exchange Commission (the "Commission") under the Act; (ii) the Restated Articles of Incorporation and Articles of Amendment of the Company, as currently in effect;
(iii) the By-Laws of the Company, as currently in effect; (iv) the Plans; and
(v) resolutions of the Board of Directors of the Company relating to, among other things, the reservation of issuance of the Shares, the filing of the Registration Statement and the approval of the Plans. We have also examined such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that the Company's Board of Directors, or a duly authorized committee thereof, will have approved the issuance of the Plan Awards prior to the issuance thereof. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that all Shares issued pursuant to the Plans will be, upon exercise or grant of Plan Awards in accordance with the terms of the Plans and, if applicable, payment of the specified exercise price therefor and/or the expiration of the specific vesting, restricted or performance period, legally issued, fully paid and non-assessable, except to the extent that such Shares are assessable as provided in Section 180.0622 of the Wisconsin Business Corporation Law and judicial interpretations thereof.

         The opinions expressed herein are limited to the Wisconsin Business Corporation Law as currently in effect, and reported judicial decisions interpreting the Wisconsin Business Corporation Law. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof for any reason.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Act.

                                            Very truly yours,

                                            /s/ Michael Best & Friedrich LLP